EXHIBIT 99.1

1 Helen of Troy Plaza

El Paso, TX 79912

915-225-8000

Immediate release

HELEN OF TROY LIMITED REPORTS RECORD

FOURTH QUARTER NET SALES REVENUE AND NET INCOME AND IMPROVED

NET SALES REVENUE AND NET INCOME FOR FISCAL 2010

EL PASO, Texas, May 12 – Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name household and personal care consumer products, today reported record fourth quarter net sales revenue and record net income and improved net sales revenue and improved net income for the fiscal year ended February 28, 2010.

Fourth quarter net sales revenue increased 9.8 percent to $152,161,000 from $138,580,000 in the same period of the prior year. Fourth quarter net sales revenue in the Housewares segment increased 12.2 percent to $50,028,000 compared to $44,594,000 for the same period last year, demonstrating the continued strength of our OXO brands.  Net sales revenue in the Personal Care segment increased 8.7 percent to $102,133,000 in the fourth quarter compared to $93,986,000 for the same period last year, reflecting the acquisition of the Infusium 23® hair care business on March 31, 2009, partially offset by a still challenging retail environment.

Net income for the fourth quarter was $16,664,000 or $0.54 per fully diluted share compared to a net loss of $88,039,000 or $2.93 per fully diluted share in the prior year fourth quarter. The net loss for the prior year fourth quarter includes $99,061,000 of non-cash after-tax impairment charges to goodwill and intangibles.  Income in the prior year’s fourth quarter, excluding the impairment charges, was $11,022,000 or $0.36 per fully diluted share. Net income increased 51.2 percent in the fourth quarter of fiscal 2010 when compared to income in the fourth quarter of the prior year, after excluding impairment charges in the prior year fourth quarter.

Fiscal year net sales revenue increased 4.0 percent to $647,626,000 from $622,745,000 in the prior fiscal year. Net sales revenue in the Housewares segment for the full year increased 13.1 percent to $198,475,000 compared to $175,501,000 for the same period last year. Net sales revenue in the Personal Care Segment for the full year increased 0.4 percent to $449,151,000 compared to $447,244,000 for the same period last year.

Net income for the year was $71,817,000 or $2.32 per fully diluted share, compared to a net loss of $56,793,000 or $1.88 per fully diluted share in the prior fiscal year. On a non-GAAP basis, income in the previous fiscal year excluding significant items was $49,293,000, or $1.59 per fully diluted share. Fiscal 2010 net income increased 45.7 percent compared to the prior fiscal year, after excluding significant items from the prior fiscal year.

Fourth quarter gross profit as a percentage of net sales revenue increased to 44.8 percent compared to 38.7 percent in the same period last year. Fiscal year gross profit, as a percentage of net sales revenue, increased to 43.1 percent in fiscal 2010 from 41.0 percent in fiscal 2009. The gross profit improvement is primarily due to:

•                  Lower sourcing overhead as a result of the streamlining of our Far East sourcing operations;

•                  Customer price increases and product mix improvements in the Housewares segment;

•                  The impact of the Infusium 23® and Ogilvie ® acquisitions, which have comparatively higher margins than the core business;

•                  Commodity price decreases, early in fiscal 2010 that began to cycle through cost of goods sold in the second half of the fiscal year; and

•                  A decrease in inbound freight costs.

Selling, general and administrative expense (SG&A) for the fourth quarter of fiscal 2010 was $47,658,000, or 31.3 percent of net sales revenue, compared to $38,916,000, or 28.1 percent of net sales revenue for the same period last year. For fiscal 2010, SG&A decreased to 29.2 percent of net sales revenue compared to 30.2 percent in fiscal 2009. The increase in SG&A in the fourth quarter is primarily due to an increase in incentive compensation expense due to the year-over-year improvement in overall financial results, higher advertising costs, higher exchange rate losses and higher intangible asset amortization as a result of recent acquisitions.

 Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results stated, “We are very pleased with our fourth quarter results. We continue to make progress in achieving our strategic business objectives initiated during the past year. At fiscal year-end our cash, cash equivalents and trading securities balance was $110,208,000. On March 31, 2010, we utilized $69,000,000 of our available cash to acquire the Pert Plus® and Sure ® brands from Innovative Brands, LLC. We anticipate that our Pert Plus® and Sure® brands will be immediately accretive to earnings.

“Our on-going efforts to improve our gross profit margin and reduce expenses as a percent of sales are reflected in our results for the full year. We plan to continue to implement the following specific initiatives for fiscal 2011 with the goal of achieving net sales revenue and net income growth:

•                  Continued growth and expansion of OXO® product lines;

•                  Continued investment in new product line development and introductions to gain market share;

•                  Integration and development of our new Pert Plus® and Sure® product lines;

•                  Continued sourcing and product cost management initiatives to offset expected commodity and in-bound transportation cost increases;

•                  Continued implementation of productivity initiatives to reduce operating expenses; and

•                  Pursuit of additional acquisitions of complementary businesses or product lines.

At February 28, 2010, the Company’s balance sheet included stockholders’ equity of $583,772,000 and long-term debt of $134,000,000. The domestic retail environment has recently shown some improvement, and we are confident that we will continue to be an innovative market leader in serving our retail partners and consumers in the years to come,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 11 a.m. ET today, Wednesday, May 12, 2010.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com.  The event will be archived and available for replay through June 30, 2010.

Helen of Troy Limited is a leading designer, producer and global marketer of a strong portfolio of brand-name household and personal care consumer products. The Company’s household products include kitchen tools, cutlery, bar and wine accessories, household cleaning tools, tea kettles, trash cans, storage and organization products, gardening tools, kitchen mitts and trivets, barbeque tools, and rechargeable lighting products sold under the OXO®, Good Grips®, and Candela® brand names. The Company’s personal care products include hair dryers, straighteners, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder, shampoos, deodorants and skin care products. These products are sold to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under Helen of Troy’s owned brands including Infusium 23®, Brut®, Pro Beauty Tools®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®, Isobel® and Ogilvie®. Products are also sold under licensed trademarks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools®, Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America ("U.S. GAAP"). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as EBITDA, EBITDA without share-based compensation and significant items and income without significant items, which are presented in this press release. The following tables present a reconciliation of these financial measures to their corresponding U.S. GAAP based measures presented in the Company's consolidated condensed statements of operations.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2010 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company's projections of product demand, sales and net income are highly subjective and our future sales and net income could vary in a material amount from our projections, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, the inability to liquidate auction rate securities, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from third parties, our dependence on the strength of retail economies and vulnerabilities to a prolonged economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S. and international credit markets, exchange rate risks, expectations regarding acquisitions and the integration of acquired businesses, the Company’s use of debt and the constraints it may impose, the cost, complexity and challenges of operating our global information systems, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months
	2/28/2010		2/28/2009		2/28/2010		2/28/2009
Sales revenue, net	$152,161	100.0%	$138,580	100.0%	$647,626	100.0%	$622,745	100.0%
Cost of goods sold	83,930	55.2%	84,887	61.3%	368,470	56.9%	367,343	59.0%
Gross profit	68,231	44.8%	53,693	38.7%	279,156	43.1%	255,402	41.0%

Selling, general and administrative expense	47,657	31.3%	38,916	28.1%	188,887	29.2%	188,344	30.2%
Operating income before impairments	20,574	13.5%	14,777	10.7%	90,269	13.9%	67,058	10.8%

Asset impairment charges	-	0.0%	99,514	71.8%	900	0.1%	107,274	17.2%
Operating income (loss)	20,574	13.5%	(84,737)	-61.1%	89,369	13.8%	(40,216)	-6.5%

Other income (expense):
Nonoperating income (expense), net	119	0.1%	194	0.1%	1,046	0.2%	2,438	0.4%
Interest expense	(2,118)	-1.4%	(3,370)	-2.4%	(10,310)	-1.6%	(13,687)	-2.2%
Total other income (expense)	(1,999)	-1.3%	(3,176)	-2.3%	(9,264)	-1.4%	(11,249)	-1.8%
Income (loss) before income taxes	18,575	12.2%	(87,913)	-63.4%	80,105	12.4%	(51,465)	-8.3%

Income tax expense	1,911	1.3%	126	0.1%	8,288	1.3%	5,328	0.9%
Net income (loss)	$16,664	11.0%	$(88,039)	-63.5%	$71,817	11.1%	$(56,793)	-9.1%

Diluted earnings (loss) per share	$0.54		$(2.93)		$2.32		$(1.88)

Weighted average common shares used in computing diluted earnings (loss) per share	31,143		30,071		30,921		30,173

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	2/28/2010	2/28/2009

Cash, cash equivalents and trading securities	$110,208	$103,245

Receivables	109,722	103,548

Inventory	124,021	169,780

Total assets, current	359,354	397,272

Long-term investments	20,534	19,973

Total assets	834,733	822,126

Total liabilities, current	105,294	164,054

Total long-term liabilities	145,667	149,379

Stockholder’s equity	583,772	508,693

SELECTED OTHER DATA (in thousands)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation and significant items to Net Income (Loss)

		For the Three Months Ended		For the Twelve Months Ended
		2/28/2010	2/28/2009	2/28/2010	2/28/2009

Net income (loss)		$16,664	$(88,039)	$71,817	$(56,793)

Interest expense, net		1,978	3,036	9,744	10,967

Income tax expense		1,911	126	8,288	5,328

Depreciation and amortization		3,825	3,581	15,261	14,185

EBITDA (Earnings (loss) before interest, taxes, depreciation and amortization)		$24,378	$(81,296)	$105,110	$(26,313)

EBITDA without share-based compensation and significant items

EBITDA, as calculated above		$24,378	$(81,296)	$105,110	$(26,313)

Add:	Asset impairment charges	-	99,514	900	107,274
	Share-based compensation	480	451	1,744	1,488
	Charge to allowance for doubtful accounts	-	-	-	3,876
Less:	Gain on casualty insurance settlements	-	-	-	(2,702)

EBITDA, without share-based compensation and significant items		$24,858	$18,669	$107,754	$83,623

SELECTED OTHER DATA (in thousands, except per share data)

Reconciliation of Net Income (Loss), as reported to Income without the impact of significant items

		For the Three Months Ended				For the Twelve Months Ended
		2/28/2010		2/28/2009		2/28/2010		2/28/2009
			Diluted		Diluted		Diluted		Diluted
			EPS		EPS [1]		EPS		EPS [1]
Net income (loss), as reported [1]		$16,664	$0.54	$(88,039)	$(2.93)	$71,817	$2.32	$(56,793)	$(1.88)

Add:	Asset impairment charges, net of related income tax benefit	-	-	99,061	3.29	-	-	106,666	3.50

	Charge to allowance for doubtful accounts, net of related income tax benefit	-	-	-	-	-	-	2,516	0.08

Less:	Tax benefit of IRS settlement, including reversal of penalties	-	-	-	-	-	-	(461)	(0.02)

	Gain on casualty insurance settlements, net of related income tax expense	-	-	-	-	-	-	(2,635)	(0.09)

Income, without significant items		$16,664	$0.54	$11,022	$0.36	$71,817	$2.32	$49,293	$1.59

Weighted average common shares used in computing reported diluted earnings (loss) per share		31,143		30,071		30,921		30,173

Weighted average common shares used in computing diluted earnings per share without significant items		31,143		30,589		30,921		31,019

[1] Dilutive shares used to compute net loss per share as reported excludes the impact of common stock options as these would be anti-dilutive due to the net loss.

The above tables of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. Non-GAAP EBITDA, EBITDA without share-based compensation and significant items, and non-GAAP income without significant items, that are discussed in the accompanying press release or in the preceding tables, may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

####

2010